EXHIBIT 10.3
INVESTMENT AND EXCHANGE AGREEMENT
      THIS AGREEMENT (this “Agreement”) is made as of September 26, 2005, by and between Emisphere Technologies, Inc., a Delaware corporation (the “Company”), and (i) MHR Capital Partners (500) LP, a Delaware limited partnership, (ii) MHR Capital Partners (100) LP, a Delaware limited partnership, (iii) MHR Institutional Partners II LP, a Delaware limited partnership and (iv) MHR Institutional Partners IIA LP, a Delaware limited partnership (collectively, and including any of their respective Affiliates (as defined below), the “Investor”).
      WHEREAS, the Investor has agreed to make a loan (the “Secured Loan”) to the Company in principal amount of $15,000,000 (the “Loan Amount”) on the date hereof pursuant to a Senior Secured Term Loan Agreement, dated as of September 26, 2005 (the “Loan Agreement”);
      WHEREAS, if the Company obtains the requisite approvals of its stockholders, the Investor shall have the right to exchange the Secured Loan into a 11.00% Senior Secured Convertible Note of the Company (the “Convertible Note”), upon the terms and conditions hereafter provided;
      WHEREAS, the parties agree that the Investor shall have the right to designate, at its option, up to two directors and/or board observers to the Board of Directors of the Company upon the terms and conditions hereafter provided; and
      WHEREAS, contemporaneously with entering into this Agreement, the parties are entering into a Registration Rights Agreement providing for registration rights with respect to various securities of the Company owned by the Investor and its Affiliates on the date hereof or that may be held by the Investor or issued by the Company at any time after the date hereof in accordance with and pursuant to the terms of the Registration Rights Agreement.
      NOW THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
      1.     Definitions. The following terms shall have the meanings ascribed to them below:

“Affiliate” means, as to any Person, any other Person (i) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, (ii) who is a director or officer (A) of such Person, (B) of any Subsidiary of such Person, or (C) of any Person described in clause (i) above with respect to such Person, or (iii) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Exchange Act, as is in effect on the date hereof) of ten percent (10%) or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person. For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Contract” means any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation.

“DGCL” means Title 8, Chapter 1 of the Delaware Code, as amended.

“Exchange Act” means the Securities Exchange Act of 1934.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

“Material Adverse Effect” means, individually or together with other adverse effects, any material adverse effect on the liabilities, operations, financial condition, tangible or intangible properties, business or results of operations of the Company and its Subsidiaries taken as a whole or the ability of the Company to consummate the transactions contemplated hereby; provided, however, that any such effects resulting from (i) any change affecting the pharmaceutical industry generally, (ii) any change in general United States economic conditions, (iii) any change in law, rule or regulation or GAAP; except, in the case of each of (i), (ii) and (iii), to the extent that such effects affect the Company disproportionately to the pharmaceutical industry taken as a whole; (iv) any change, event, occurrence or state of facts directly arising out of or resulting from any action taken, or the failure to take an action, by the Company with the Investor’s express written consent or in accordance with the express written instructions of the Investor or as otherwise expressly required or explicitly and specifically permitted to be taken by the Company pursuant to the terms of this Agreement or the Loan Agreement; or (v) any change in the Company’s stock price or any failure by the Company to meet revenue or earnings projections published by industry analysts (provided that this clause (v) shall not be construed as providing, or be used or relied upon for any determination, that the change, event, occurrence or state of facts giving rise to such change or failure does not constitute, cause, contribute to or result in a Material Adverse Effect), shall in each case not be considered when determining if a Material Adverse Effect has occurred.

“NASD” means the National Association of Securities Dealers.

“Note” means the $15,000,000 Senior Secured Note issued by the Company and payable to the order of the Investor, dated the Closing Date (as defined in the Loan Agreement) and substantially in the form of Exhibit A to the Loan Agreement.

“Novartis” means Novartis Pharma AG, a company registered in Switzerland.

“Novartis Agreement” means the Research Collaboration Option and License Agreement by and between the Company and Novartis, dated as of December 1, 2004, a true and complete copy of which is attached hereto as Exhibit M.

“Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated association or government, or any political subdivision, department or agency of the government.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date, between the Company and the Investor.

“Stockholders” means, with respect to any Person, each holder of Equity Interests (as defined in the Loan Agreement) of such person.

“Subsidiary” means, (i) as to the Company, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by the Company or one or more of its Subsidiaries, and (ii) as to any other Person, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person’s Subsidiaries. Unless otherwise specified in this Agreement or any Loan Document, references to a Subsidiary refer to a Subsidiary of the Company.

“Takeover Statute” means any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation.

“Trading Day” shall mean any day on which the principal United States securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.

“Transaction Documents” means this Agreement, the Loan Agreement, the Note, the Convertible Note, the Registration Rights Agreement, the Security Agreement and any other documents that are executed and delivered in connection with the transactions contemplated thereby.

“Warrants” means Warrant No. A3, dated March 31, 2005, issued by the Company to MHR Capital Partners (100) LP and Warrant No. A4, dated March 31, 2005, issued by the Company to MHR Capital Partners (500) LP.
      2.     The Transactions
      (a) The Secured Loan. Subject to the terms and conditions set forth in this Agreement and the Loan Agreement attached hereto as Exhibit A, the Investor agrees to lend the Company the Loan Amount on the date hereof pursuant to the Loan Agreement.
      (b) Stockholders’ Meeting. (i) As soon as practicable, but no later than 90 days after the date hereof, the Company shall hold a special meeting of its Stockholders (the “Special Meeting”) for the purpose of obtaining Stockholder approval (the “Stockholder Approval”) of (A) the issuance and sale to the Investor of the Convertible Note in exchange for the Secured Loan (including interest) pursuant to the terms and conditions of the Transaction Documents, (B) the issuance to the Investor of the Common Stock into which the Convertible Note (including interest) is exchangeable pursuant to the terms and conditions of the Transaction Documents, (C) the amendment of the Company’s Restated Certificate of Incorporation, in form and substance satisfactory to the Investor, the form of which is attached hereto as Exhibit G, (D) the election of the Investor Nominee and any other directors to the Board of Directors in accordance with Section 3 hereof, and (E) any other proposal required for the consummation of all the transactions contemplated by the Transaction Documents (collectively, the “Proposals”).
      (ii) The Company shall (A) use its best efforts to solicit from its Stockholders proxies in favor of the approval of the Proposals, including recommendation by the Board to the Stockholders to vote in favor of all the Proposals; provided, however, that the Company shall not be obligated to make a payment to any of its stockholders for the purpose of obtaining such stockholder’s proxy in favor of the approval of the Proposals, and (B) take any and all other action reasonably necessary or advisable to secure the affirmative vote of its Stockholders required by the DGCL, the Transaction Documents and the rules and regulations of the NASD to obtain such approvals.
      (iii) The Investor shall, and shall cause its Affiliates to, vote all shares of Common Stock held by it, or for which it holds proxies, in favor of the Proposals. Thereafter, the Investor shall have no further obligation pursuant to this Agreement to vote any shares of Common Stock held by it, or for which it holds proxies, in favor of any other proposals of the Board of Directors.
      (c) Preparation of Proxy Statement and Board and Stockholder Action. (i) Not later than the fifteenth Business Day after the date hereof, the Company shall, in cooperation with the Investor and its advisors, prepare and, unless the Investor objects in writing, file with the Commission preliminary proxy materials (together with any amendments thereof and any supplements thereto, the “Proxy Statement”), seeking the Stockholder Approval of the Proposals. The Proxy Statement shall comply as to form and substance in all material respects with the applicable provisions of the Exchange Act. The Company shall use its best efforts to respond as promptly as practicable to any comments of the Commission with respect to the Proxy Statement and to cause the definitive Proxy Statement to be filed with the Commission and to be mailed to its Stockholders as promptly as practicable following the date of this Agreement. The Company shall promptly notify the Investor upon the receipt of any written or oral comments from the Commission or its staff or any written or oral request from the Commission or its staff for amendments or supplements to the Proxy Statement and shall provide the Investor with copies of all correspondence between the Company and its representatives, on the one hand, and the Commission and its staff, on the other hand, with respect thereto. The Investor shall reasonably and promptly provide any information or responses to comments, or other assistance, reasonably requested in connection with the foregoing. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the Commission with respect thereto (orally or in writing), the Company (A) shall provide the Investor and its counsel an opportunity to review and comment on such document or response and (B) shall give reasonable consideration to all comments proposed by the Investor or its counsel. The Company shall also (A) notify the Investor promptly of any communications (written or oral) from and give the Investor advance notice of any communications it initiates with the NASD or its staff in connection with the Special Meeting or the transactions contemplated hereby and by the other Transaction Documents, (B) provide the Investor and its counsel opportunity to review and consider all such communications and responses thereto and (C) give reasonable consideration to all such comments proposed by the Investor or its counsel.
      (ii) The Company shall promptly and duly call, give notice of, convene and hold, the Special Meeting and take all other necessary actions so that, as promptly as practicable following the mailing of the Proxy Statement, the Special Meeting for the purpose of obtaining the Stockholder Approval is held. The Board of Directors shall recommend the Stockholder Approval and include in the Proxy Statement such recommendation.
      (iii) The information supplied by the Investor for inclusion in the Proxy Statement shall not, at (A) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Stockholders and (B) the time of the Special Meeting, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Special Meeting, any event or circumstance relating to the Investor, or its officers or directors, should be discovered by the Investor which should be set forth in an amendment or a supplement to the Proxy Statement, the Investor shall promptly inform the Company.
      (iv) The information supplied by the Company for inclusion in the Proxy Statement shall not, at (A) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Stockholders and (B) the time of the Special Meeting contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Special Meeting, any event or circumstance relating to the Company, or its officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform the Investor.
      (d) Exchange of Secured Loan for Convertible Note. (i) At any time on or after the date the Stockholder Approval of the Proposals is obtained, the Investor shall have the right, but not the obligation, to exchange the Secured Loan, in whole but not in part, into the Convertible Note in the form attached hereto as Exhibit B (the “Exchange”). Prior to the Exchange, the Investor shall provide written notice to the Company (the “Exchange Notice”) indicating the date on which the Exchange shall occur (the “Exchange Date”), which date shall be no less than 10 Business Days after delivery of the Exchange Notice. Upon receipt of the Exchange Notice, the Company may deliver the Convertible Note to the Investor at any time on or before the proposed Exchange Date; provided, however, that if the Company delivers the Convertible Note less than five Business Days before the proposed Exchange Date, the Investor shall have five Business Days after its receipt of the Convertible Note to consummate the Exchange. If the Investor determines that the conditions precedent to the Exchange have not been met, the Exchange Notice shall be deemed to be null and void. The Convertible Note shall have a principal amount equal to (A) the Loan Amount plus (B) an amount equal to all accrued but unpaid interest thereon at the Interest Rate (as defined in the Loan Agreement), compounded monthly, from the date hereof through the Exchange Date.
      (ii) The Exchange shall be consummated only upon the satisfaction or waiver by the Investor on or prior to the Exchange Date of the following conditions:

(A) Representations and Warranties of the Company. Each of the representations and warranties of the Company set forth in the Investment Agreement and in all certificates and documents delivered by the Company or any of its Subsidiaries in connection with the Investment Agreement that are qualified as to “materiality,” “Material Adverse Effect” or “Material Adverse Event” shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, in each case as of the Exchange Date as though made on and as of the Exchange Date (except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall have been accurate as of such earlier date).

(B) Performance of Obligations of the Company. The Company shall have performed in all material respects each of the obligations required to be performed by it under the Transaction Documents on or prior to the Exchange Date.

(C) Consents. The Company shall have obtained all the consents or approvals of each Person whose consent or approval shall be required under any Contract to which the Company or any of its Subsidiaries is a party in connection with the due authorization, issuance and execution of the Convertible Note.

(D) Regulatory Consents. All actions by or in respect of, or filings with, any court or governmental entity required to permit the consummation of the issuance and execution of the Convertible Note shall have been taken, made or obtained.

(E) Litigation. No court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the issuance and execution of the Convertible Note or would have the effect of requiring the Investor to agree to pay or pay at any time any material amounts and no governmental entity shall have instituted any proceeding seeking any such order.

(F) No Breach Under Other Indebtedness of the Company. There shall not be (either immediately prior to, or after giving effect to, the Exchange and the issuance of the Convertible Note) any breach or violation of, or a default under (with or without notice, lapse of time or both), any Indebtedness (as defined in the Convertible Note) of the Company.

(G) Closing Deliveries. The Company shall have (i) executed and delivered to the Investor the Convertible Note, (ii) executed and delivered to the Investor a certificate, dated as of the Exchange Date, from the Chief Executive Officer or the Chief Financial Officer of the Company confirming that (x) the representations and warranties of the Company contained in the Transaction Documents are true and correct on and as of the Exchange Date with the same force and effect as though such representations and warranties had been made on and as of the Exchange Date, other than those representations and warranties that are made as of another date, in which case such representations and warranties shall be true and correct as of such other date, and (y) all agreements, covenants, obligations and conditions required by this Agreement and the other Transaction Documents to be performed or complied with by the Company at or prior to the Exchange Date have been performed and complied with; and (iii) caused to be delivered to the Investor an opinion of Brown Rudnick Berlack Israels LLP, outside counsel to the Company, dated as of the Exchange Date and substantially in the form attached hereto as Exhibit J.

(H) Blue Sky. The Company shall have received any and all material state securities and “blue sky” permits and approvals necessary to permit the issuance and execution of the Convertible Note.

(I) Material Adverse Effect. Since the date of this Agreement, there shall not have been any event, occurrence, development or state of circumstances which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

      (iii) The obligation of the Company to effect the Exchange shall be subject to the satisfaction or waiver on or prior to the Exchange Date of the following conditions:

(A) Representations and Warranties of the Investor. Each of the representations and warranties of the Investor set forth in the Transaction Documents and in all certificates and documents delivered by the Investor in connection with the Transaction Documents that are qualified as to “materiality,” “Material Adverse Effect” or “Material Adverse Event” shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, in each case as of the Exchange Date as though made on and as of the Exchange Date (except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall have been accurate as of such earlier date).

(B) Performance of Obligations of the Investor. The Investor shall have performed in all material respects each of the obligations required to be performed by it under this Agreement on or prior to the Exchange Date.

(C) Closing Deliveries. The Investor shall have delivered to the Company the Convertible Note to the order of the Company.

      3.     Board Representation Rights. (a) The Investor shall have the right as of the date hereof to designate, at its option, by notice to the Company prior to or after the date hereof, (i) one director (the “Investor Nominee”) and (ii) one observer (the “Investor Observer”) to the Board of Directors and as of the date hereof the Board of Directors has elected one Investor Nominee and appointed one Investor Observer, as previously requested in writing by the Investor, pursuant to a valid resolution that has not been amended or revoked, a true and complete copy of which is attached hereto as Exhibit H. In addition, the Investor and the Board of Directors shall promptly select an independent director mutually agreed upon by the Company and the Investor (the “Mutual Director”) to serve on the Board of Directors. In the event that the Mutual Director has not been selected on or prior to the date hereof, then the Board of Directors and the Investor shall use their best efforts to agree to appoint a Mutual Director as soon as practicable after the date hereof. Except as provided in the Company’s Certificate of Incorporation on the date hereof (a true and complete copy of which has been provided to the Investor prior to the execution of this Agreement), any Investor Nominee or the Mutual Director, as the case may be, may be removed, with or without cause, by the affirmative vote of the holders of at least 85% of the shares of common stock outstanding and entitled to vote at the election of directors; provided, however; that any vacancy on the Board of Directors created as a result of the resignation, removal or other discontinuation of service as a member of the Board of Directors of any Investor Nominee shall be filled by an individual who shall have been (i) designated by the Investor Nominee prior to the effectiveness of such vacancy, other than in the case of removal of the Investor Nominee for cause, or (ii) nominated or approved in writing by both a majority of the Board of Directors and the Investor, in the case of removal of the Investor Nominee for cause; provided, further, that the foregoing vote requirement shall be of no further force and effect on or after the date that the Investor’s aggregate shares of Common Stock, warrants to purchase shares of Common Stock, or any other equity securities convertible into, or exchangeable for, any Common Stock, shall be less than two (2) percent of the outstanding Common Stock of the Corporation (the “Outstanding Stock”), which Outstanding Stock shall include all shares of Common Stock, warrants to purchase shares of Common Stock whose exercise price is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation, or any other equity securities convertible into, or exchangeable for, any Common Stock at a conversion price or exchange rate, respectively, that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation; provided, further, that the Mutual Director shall only be replaced by an individual who shall have been nominated or approved in writing by both a majority of the Board of Directors and the Investor. Notwithstanding anything contained herein to the contrary, the Investor’s right to nominate an Investor Nominee or Mutual Director, or designate an Investor Observer, shall terminate after the date that the Investor’s aggregate shares of Common Stock, warrants to purchase shares of Common Stock, or any other equity securities convertible into, or exchangeable for, any Common Stock, shall be less than two (2) percent of the Outstanding Stock.
      (b) The Company shall use its best efforts to fulfill its obligations under this Section 3, and shall take all necessary and desirable actions to cause the nomination and election of any Investor Nominee and the Mutual Director as a director at the Special Meeting and at any subsequent Stockholders’ meeting, including, without limitation, to (i) call a special meeting of the Board of Directors, (ii) call a special meeting of the Stockholders and (iii) recommend to the Stockholders to vote in favor of the election of the Investor Nominee(s) and the Mutual Director at the Special Meeting, or any other meetings of the Stockholders, to the class of directors that was most recently elected by the Stockholders or appointed by the Board of Directors, as the case may be, to the Board of Directors; provided, however, that the Company shall not be obligated to make a payment to any of its stockholders for the purpose of obtaining such stockholder’s proxy in favor of the approval of the Proposals.
      (c) The Investor Observer shall be permitted to attend all meetings of the Board of Directors, including all committees thereof, solely in a non-voting capacity and, in connection therewith, the Company shall give such Investor Observer copies of all notices, written materials and other information (including, without limitation, advance notice of any committee meetings and copies of meeting minutes) given to members of the Board of Directors in connection with such meetings contemporaneously with any transmission, circulation or delivery of such materials and information to the directors, and if the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors or of any committee thereof, the Company shall give written notice thereof to each such Investor Observer contemporaneously with any transmission, circulation or delivery of such written consent to the directors; provided, however, that if the Board of Directors, based on the advice of outside legal counsel, determines that, with respect to a specific matter to be included on the agenda for the next meeting of the Board of Directors or any committee thereof, that the disclosure of information directly related to such matter and required to be discussed at such meeting (the “Privileged Information”) to the Investor Observer would adversely affect the attorney-client privilege in effect at such time between the Board of Directors and its counsel, then the Board of Directors may withhold solely the Privileged Information from the Investor Observer and shall otherwise permit the Investor Observer to (i) participate in the portions of the meeting of the Board of Directors or any committee thereof that do not include discussions of the Privileged Information and (ii) receive any other information that the Investor Observer would be entitled to receive. Except as specifically provided in the prior sentence, the Investor Observer may participate in discussions of any and all matters brought to the Board of Directors.
      4.     Registration Rights Agreement. Contemporaneously with the execution of this Agreement and in connection with the transactions contemplated by the Transaction Documents, the Company and the Investor are entering into the Registration Rights Agreement attached hereto as Exhibit C.
      5.     Antidilution Rights. The Warrants beneficially held by the Investor shall include antidilution rights as reflected in the Amendment to Warrant attached hereto as Exhibit D.
      6.     Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that as of the date hereof, as of the Exchange Date and as of any other date specified in the following clauses (a) through (m), if any:

(a) Organization, Good Standing and Qualifications. It is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(b) Authorization. The execution, delivery and performance by the Company of the Transaction Documents and its obligations thereunder have been duly authorized, and the Transaction Documents and each other document or agreement to be executed by the Company in connection with the execution, delivery and performance of the Transaction Documents will each constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c) Issuance of Securities; Board Approval. (i) The Convertible Note and the Common Stock into which the Convertible Note may be converted, when so issued and delivered by the Company, will have been (A) duly and validly authorized, issued, fully paid and nonassessable, free and clear of any mortgage, pledge, lien, security interest, claim, voting agreement, conditional sale agreement, title retention agreement, restriction, option or encumbrance of any kind, character or description whatsoever, and no person will have any preemptive right of subscription, purchase or share issuance in respect thereof and (B) free of any restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws. The Company has duly authorized and reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Convertible Note in accordance with the Transaction Documents.

(ii) Effective as of the date hereof, the Board of Directors has (i) approved and declared advisable each of the transactions contemplated by the Transaction Documents and (ii) taken all other corporate action necessary to consummate each of the transactions contemplated by the Transaction Documents, including, but not limited to, the nomination and election of directors in accordance with Section 3 hereof. A true and complete copy of the resolutions of the Board of Directors that has not been amended or revoked is attached hereto as Exhibit E.

(iii) Effective as of the date hereof, the Board of Directors has amended the Bylaws of the Company to provide, among other things, that a quorum of the Board of Directors shall be the majority of directors.

(d) Governmental Filings; No Registration. Other than filings pursuant to federal and state securities laws or filings required to be made with the NASD or Nasdaq directly related to the execution and delivery of the Transaction Documents, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any court or governmental or regulatory or self-regulatory entity in connection with the execution and delivery of the Transaction Documents by it.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company do not, and the performance by the Company of its obligations contemplated thereunder will not,

(i) violate or contravene any provision of the Company’s Restated Certificate of Incorporation or Bylaws or similar organizational documents of the Company;

(ii) constitute or result in a breach or violation of, or a default under, the acceleration of any obligations of, or the creation of any Lien on the assets of, the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any Contract that is material to and binding upon the Company or any of its Subsidiaries or any change in the rights or obligations of any party under any of such Contracts;

(iii) except pursuant to the Transaction Documents, require the Company or any of its Subsidiaries to obtain the consent, waiver, authorization or approval of any person which has not already been obtained; or

(iv) violate, contravene or conflict with any award, judgment, decree or other order of any governmental entity (each, an “Order”), any statute, law, rule, regulation or other requirement of any governmental entity in the United States or elsewhere (each, a “Law”) or any permit, license, registration or other approval or authorization of any governmental entity applicable to the Company.

(f) State Takeover Statutes Inapplicable. The Board of Directors has taken all action necessary so that Section 203 of the DGCL is inapplicable to any of the transactions contemplated hereby or by the Transaction Documents, including execution of the Loan Agreement, issuance of the Convertible Note, and issuance of any shares of Common Stock upon conversion of the Convertible Note. No other Takeover Statute is applicable to any of the transactions contemplated hereby or by the other Transaction Documents including execution of the Loan Agreement, issuance of the Convertible Note, issuance of any shares of Common Stock upon conversion of the Convertible Note.

(g) No Fees. Other than W.R. Hambrecht, no investment banker, financial advisor, consultant or other intermediary is entitled to any fee or commission from the Company or any of its Subsidiaries for services rendered in connection with the transactions contemplated by the Transaction Documents.

(h) Expenses. Notwithstanding anything to the contrary contained in the reimbursement letter or agreement between the Company and any counsel to the Investor, all the fees and expenses of the Investor, including fees and expenses of all counsel to the Investor and accounting fees, incurred and billed separately on or prior to the date hereof, have been paid by the Company.

(i) Rights Agreement Waiver. The Company has irrevocably taken all necessary action, including, without limitation, amending the Rights Agreement, dated as of February 23, 1996 and restated with amendments on June 7, 2001, between the Company and Mellon Investor Services, LLC (as Rights Agent) (the “Rights Agreement”), with respect to all of the outstanding rights issued pursuant to the Rights Agreement (the “Rights”), (i) to render the Rights Agreement inapplicable to this Agreement and any Transaction Documents and the transactions contemplated hereby and thereby, (ii) to ensure that the Investor or any of its Affiliates are not deemed to be an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement, (iii) to ensure that the Stockholders are not entitled to receive Rights by reason of the execution and delivery of this Agreement and the other Transaction Documents or the consummation of any of the transactions contemplated hereby and thereby and (iv) so that the Company will have no obligations under the Rights or the Rights Agreement in connection with this Agreement, the Loan Agreement, the Exchange, the Convertible Note and the other Transaction Documents and the transactions contemplated hereby and thereby and the holders of shares of Common Stock will have no rights under the Rights or the Rights Agreement in connection with the any of the transactions contemplated hereby and by the Transaction Documents. The Rights Agreement, as so amended, has not been further amended or modified. True and complete copies of all such amendments to the Rights Agreement have been provided to the Investor prior to the execution of this Agreement.

(j) Vote Required. The only vote of holders of any class or series of capital stock of the Company necessary to approve the Proposals is the affirmative vote of the holders of the majority of the outstanding shares of Common Stock in favor of the Proposals.

(k) Information Provided for DGCL Opinion. The information provided by the Company to Richards Layton & Finger, P.A. (“Richards Layton”), in connection with the delivery of its opinion regarding certain DGCL issues to the Board of Directors of the Company (the “Opinion”), was true, complete and accurate in all material respects as of the date such information was furnished to Richards Layton and is true, complete and accurate in all material respects as of the date hereof, and the Company has no other information that could reasonably be expected to affect the information provided by the Company or the use of such information in connection with the preparation and delivery of the Opinion.

(l) Proxy Statement. The Proxy Statement filed with the Commission shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading at the time of (i) the filing of the preliminary Proxy Statement with the Commission, (ii) mailing the definitive Proxy Statement to the Stockholders, and (iii) the Special Meeting. Notwithstanding the foregoing, the representation and warranty made in this Section 6(l) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company by the Investor with respect to the Investor expressly for use in the Proxy Statement or any amendment thereof.
      7.     Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that as of the date hereof (if applicable) and as of the Exchange Date (if applicable):

(a) Authorization. The execution, delivery and performance by it of the Transaction Documents and its obligations thereunder have been duly authorized; and the Transaction Documents and each other document or agreement to be executed by the Investor in connection with the execution, delivery and performance of the Transaction Documents shall, in each case constitute a valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(b) Investment Intent. The Investor is acquiring the Convertible Note issuable pursuant to the Exchange solely for its own account and not with a view to, or for resale in connection with, any distribution thereof.

(c) Investor Sophistication. The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. The Investor has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits, risks and consequences of an investment in the Convertible Note and the Investor is able to bear the economic risk of loss of this investment.

(d) Share Ownership. As of the date of this Agreement, Investor owns 3,250,000 shares of Common Stock.

(e) Information Provided for DGCL Opinion. The information provided by the Investor to Richards Layton regarding the Investor’s ownership of shares of Common Stock, in connection with the delivery of the Opinion, was true, complete and accurate in all material respects as of the date such information was furnished to Richards Layton and is true, complete and accurate in all material respects as of the date hereof, and the Investor has no other information regarding such ownership of shares of Common Stock that could reasonably be expected to affect the information provided by the Investor or the use of such information in connection with the preparation and delivery of the Opinion.

(f) No Fees. Except for fees and expenses of counsel to the Investor, including Stroock and Richards Layton, payable in accordance with Sections 6(h) and 8 of this Agreement, no investment banker, financial advisor, consultant or other intermediary is entitled to any fee or commission from the Company or any of its subsidiaries for services rendered on behalf of the Investor in connection with the transactions contemplated by the Transaction Documents.

(g) Restricted Securities. The Investor agrees that, at the time of issuance, the Convertible Note to be issued to the Investor hereunder will not be registered under the Securities Act or qualified under any state securities laws. Such securities are being issued on the basis that the Exchange and the issuance by the Company of the Convertible Note to the Investor are exempt from registration under the Securities Act and from applicable state securities laws. The Investor agrees that the reliance by the Company on such exemptions is predicated, in part, on the Investor’s representations and warranties and other agreements set forth in this Agreement. The Investor acknowledges and agrees that each certificate representing the Convertible Note issued in the Exchange shall bear substantially the following legend, as applicable:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, (ii) PURSUANT TO RULE 144 OF THE SECURITIES ACT OR (iii) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.

THIS SECURITY IS SUBJECT TO FURTHER RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT AND THE INVESTMENT AND EXCHANGE AGREEMENT BOTH ENTERED INTO AS OF THE TH DAY OF , 2005, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SECURITY UPON WRITTEN REQUEST.
      8.     Transaction Expenses. The Company shall pay all charges and expenses relating to the transactions contemplated by the Transaction Documents, including fees and expenses of legal advisors and accountants incurred by the Company and the Investor and their expenses incurred in connection with the negotiation, structuring, preparation and review of the Transaction Documents and documents related thereto and the preparation, review or making of filings and mailings of the Proxy Statement and obtaining of any approvals from any governmental entity or under any Law.
      9.     Warrant Amendment; Option to Purchase Warrants.
      (a) The Investor and the Company agree to amend the terms and conditions of the Warrants in accordance with the Form of Warrant Amendment attached hereto as Exhibit I.
      (b) On any date more than 45 days after the Closing Date, the Investor shall have the option at any time to purchase from the Company, in whole or in part, and the Company shall sell to the Investor, warrants to purchase up to 617,211 shares of Common Stock, at: (i) $0.01 per each of the first 67,084 warrants and (ii) $1.00 per each additional warrant, allocated among the Investor and its Affiliates as indicated in writing in the Investor’s notice to elect to purchase such warrants. Such warrants shall have terms and conditions that are in accordance with the Form of Post-Closing Warrant attached hereto as Exhibit K. Within two (2) Business Days following the date of the Company’s receipt of the Investor’s notice to elect to purchase such warrants, the Company shall deliver to the Investor (i) the warrants and (ii) an opinion of Brown Rudnick Berlack Israels LLP, outside counsel to the Company, dated as of the date of such delivery and substantially in the form attached hereto as Exhibit L.
      10.     Novartis Payment.
      (a) In the event that the following shall occur:

(1) Novartis does not exercise the Option (pursuant to and as defined in the Novartis Agreement) solely as a result, directly or indirectly, of the failure by the Company to perform its obligations under the Novartis Agreement in accordance therewith;

(2) the Option Fee (as defined in the Novartis Agreement), together with any other fees payable pursuant to Sections 2.2 or 10.5 of the Novartis Agreement (taken together, the “Novartis Payment”), becomes due and payable; and

(3) immediately after making the Novartis Payment in full and without obtaining or receiving any funds from any third party prior to such payment, the Company would have less than $7.5 million in cash on hand, calculated as of the date of termination of the Novartis Agreement;
then immediately upon the Company having knowledge that the events in clauses (i), (ii) and (iii) above have occurred, and in any event prior to the Company paying all or any portion of the Novartis Payment, the Company shall provide the Investor written notice to such effect, which notice shall also state the date of termination of the Novartis Agreement and the deadline for payment of the Option Fee pursuant to the Novartis Agreement (“Novartis Payment Deadline”). During the period ending 15 Business Days after receipt of such notice, the Investor shall in its sole discretion have the right, but not the obligation, to enter into a loan agreement with the Company (the “Novartis Payment Loan”) subject to the following conditions:

(i) all the terms and conditions of the Novartis Payment Loan shall be substantially similar to the Loan Agreement, the related Convertible Note and any other Transaction Documents, as applicable for the purposes of updating such documents; provided, however, that the conversion price of the convertible note pursuant to the Novartis Payment Loan shall be the lesser of (x) the dollar value of the Conversion Price (as defined in the Convertible Note, a copy of which is attached here to as Exhibit B) and (y) 110% of the average closing price of the Common Stock for the five Trading Days prior to the closing date of the Novartis Payment Loan; and

(ii) in the event that any consent or approval, including of Stockholders, shall be required in connection with the provision of the Novartis Payment Loan, the Company shall use its best efforts to obtain such consent or approval, including Stockholders’ approval.
      (b) In the event that the Investor decides not to exercise its right to enter into the Novartis Payment Loan, it shall provide written notice to the Company to such effect, and the Company may thereafter make the Novartis Payment (including by obtaining financing, as permitted by the Loan Agreement, the Convertible Note or this Agreement, as the case may be, from any third party necessary to make such payment) in accordance with the Novartis Agreement, and such payment (and such financing, if any) shall not constitute an Event of Default (pursuant to and as defined in the Loan Agreement or the Convertible Note, as the case may be); provided, however, that if such financing to be provided by a third party shall be on terms and conditions, including without limitation interest rate, term and conversion price, that are better for the financing party than those proposed pursuant to subparagraph (a)(i) above, the Company shall, on or prior to 15 Business Days prior to the Novartis Payment Deadline, provide written notice to the Investor of all material terms and conditions of such third party proposal, and the Investor shall have 10 Business Days thereafter to provide the Company written notice as to whether or not it would provide financing to the Company on terms and conditions substantially similar to those offered by such third party and following such notice the Company shall only enter into a financing transaction with the Investor. In the event that immediately after making the Novartis Payment in full and without obtaining or receiving any funds from any third party prior to such payment the Company has an aggregate amount of cash on hand equal to or exceeding $7.5 million, calculated as of the date of termination of the Novartis Agreement, then the Company may thereafter make the Novartis Payment (including by obtaining financing, as permitted by the Loan Agreement, the Convertible Note or this Agreement, as the case may be, from any third party necessary to make such payment) in accordance with the Novartis Agreement, and such payment (and such financing, if any) shall not constitute an Event of Default (pursuant to and as defined in the Loan Agreement or the Convertible Note, as the case may be); provided, however, that any financing by a third party other than the Investor shall be subject to the preceding sentence including without limitation the proviso contained therein.
      (c) The Company shall not enter into, or agree to amend, supplement, modify or otherwise change, any agreement, instrument, commitment, understanding or arrangement that would adversely affect the ability of the Company to perform its obligations herein or the ability of the Investor to enter into the Novartis Payment Loan in accordance with the terms contained in this Section 10.
      11.     Miscellaneous.
      (a) Governing Law; Jurisdiction. This Agreement shall, pursuant to Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, be construed and interpreted in accordance with the laws of the State of New York. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the County of New York, State of New York located in the Southern District of the State of New York solely in respect of any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The parties hereto further agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in the Section on notices below or in such other manner as may be permitted by law shall be valid and sufficient service thereof. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.
      (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      (c) Entire Agreement. This Agreement, the Loan Agreement, the Note, the Convertible Note, the Registration Rights Agreement and the Security Agreement (in each case, including any schedules and exhibits hereto and thereto), constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT (INCLUDING THE EXHIBITS), NO PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.
      (d) Severability. In case any provision of this Agreement is declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
      (e) Notices. All notices and other communications given to any party hereto pursuant to this Agreement shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail, addressed as follows:

(i)	If to the Company, to:

Emisphere Technologies, Inc.
765 Old Saw Mill River Road
Tarrytown, NY 10591
Attention: Chief Executive Officer

with a copy to:

Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, MA 02111
Fax number: (617) 289-0413
Attention: Timothy C. Maguire, Esq.

(ii)	If to the Investor, to:

MHR Fund Management LLC
40 West 57th Street, 24th Floor
New York, NY 10019
Fax number: (212) 262-9356
Attention: Hal Goldstein

with a copy to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038
Fax number: (212) 806-6006
Attention: Doron Lipshitz, Esq.
Brett Lawrence, Esq.
Each such notice or other communication shall for all purposes be treated as being effective or having been given when delivered, if delivered personally, by e-mail or facsimile with confirmation of receipt or by overnight courier or, if sent by mail, at the earlier of its actual receipt or three (3) days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.
      (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
      (g) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated by the Transaction Documents.
      (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company shall not assign this Agreement or any rights or obligations hereunder. Notwithstanding the foregoing, the Investor may assign its rights hereunder to any of its Affiliates, without the consent of the Company or to any other person or entity with the consent of the Company, which consent shall not be unreasonably withheld.
      (i) Survival. The parties agree that the covenants and agreements contained in this Agreement and the representations and warranties of the parties contained in Sections 6 and 7 shall survive indefinitely, notwithstanding any due diligence investigation conducted by or on behalf of the Investor. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies the Investor may have under applicable U.S. federal or state securities laws.
      (j) Indemnification. The Company (the “Indemnifying Party”) shall indemnify, defend and hold harmless to the fullest extent permitted by law the Investor and the Investor’s Affiliates and each of their respective officers, directors, managers, partners, stockholders, employees, lenders, advisors, agents and other representatives and any Affiliate of the foregoing, and each of their respective successors and permitted assigns and each Person who controls any of the foregoing, within the meaning of the Securities Act and the Exchange Act (each, an “Indemnified Party”), from and against, and shall promptly reimburse each Indemnified Party for, all demands, claims, actions or causes of action (whether or not the Indemnified Party is a party thereto), assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, court costs and reasonable attorneys’ fees and expenses (including, without limitation, reasonable expenses of investigation and attorneys’ and accountants’ fees and expenses in connection with any action, suit or proceeding, including those incurred upon any appeal), joint or several, arising or resulting from or in connection with (x) any misrepresentation or any breach of any warranty, covenant or agreement contained in this Agreement or in any of the other Transaction Documents, (y) any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by the Investor or any of its controlled Affiliates, (z) the Investor’s holding a lien on the assets of the Company or its Subsidiaries in accordance with the Security Agreement or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to any of the collateral documents in accordance with the terms thereof with respect to such lien, or any actions or failures by the Company to act with respect to any of the foregoing, (xx) any performance by the Investor of its obligations in accordance with the terms of the Transaction Documents (collectively, “Indemnified Liabilities”), except that any such Indemnified Liability shall be reduced in proportion to the amount (finally determined by a court of competent jurisdiction) to be attributable to such Indemnified Party’s gross negligence, bad faith, or willful misconduct. The rights of the Indemnified Parties under this Section 11(j) shall be in addition to (a) any cause of action or similar right of any Indemnified Party against the Company or other persons, or (b) any liabilities the Company or any of its Subsidiaries may be subject to pursuant to any applicable law. In the event that the transactions described herein are not consummated, or are otherwise modified or prevented in any way, other than in accordance with Section 11(n) hereof, the provisions of this Section 11(j) shall remain and continue to be valid, legally binding and in full force and effect.
      (k) Third Party Beneficiaries. Except as provided in Sections 6(h) and (i), this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided, however, that each of the parties hereto acknowledges and agrees that MHR Fund Management LLC, an

Affiliate of the Investor, shall have the right to act on behalf of the Investor for the purposes of this Agreement and in connection with any of the transactions contemplated hereby at any time and from time to time.
      (l) Future Subsidiaries. In the event that on or after the date hereof, the Company forms or acquires any Subsidiary(ies), then the terms and conditions of this Agreement, including without limitation any representation, warranty, covenant or agreement contained in this Agreement that shall apply to the Company on or after the date hereof, shall also apply to such Subsidiary(ies).
      (m) Publicity. The Company and the Investor each shall consult with each other prior to issuing any press releases or making any public statement with respect to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby and, shall not issue any such press release or make any such public statement with respect thereto unless the text of the statement shall first have been agreed to by the parties hereto.
      (n) Amendments; Waivers. This Agreement may be amended or modified only by a written agreement signed by each of the Company and the Investor. No provision of this Agreement may be waived except pursuant to a writing signed by each of the Company and the Investor.
      (o) Rules of Construction. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” This Agreement shall be construed as if it is drafted by all the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement if an ambiguity or question of intent or interpretation arises. For purposes of this agreement “knowledge” shall mean, when applied to a natural person, that such individual has or at any time had (i) actual knowledge of the item or matter, (ii) constructive knowledge of the item or matter, either by operation of law or because the individual, by responsibility or position, should have conducted a reasonable inquiry which, if performed, would have likely resulted in such individual gaining actual knowledge of the item or matter, or (iii) received written notice of the fact or matter.
      (p) Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.
      (q) Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Investor may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.
      (r) Recovery of Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.
[The Remainder of This Page is Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

EMISPHERE TECHNOLOGIES, INC.

By:	/s/ Elliot M. Maza

Name: Elliot M. Maza
Title: Chief Financial Officer

MHR CAPITAL PARTNERS (500) LP

By:	MHR ADVISORS LLC,

its General Partner

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Authorized Signatory

MHR CAPITAL PARTNERS (100) LP

By:	MHR ADVISORS LLC,

its General Partner

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Authorized Signatory

MHR INSTITUTIONAL PARTNERS II LP

By:	MHR INSTITUTIONAL ADVISORS II LLC

its General Partner

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Authorized Signatory

MHR INSTITUTIONAL PARTNERS IIA LP

By:	MHR INSTITUTIONAL ADVISORS II LLC

its General Partner

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Authorized Signatory